Exhibit 10.1

AMENDMENT TWO TO THE NATCO GROUP INC.

DIRECTORS COMPENSATION PLAN

WHEREAS, effective as of January 1, 1998, NATCO GROUP INC. (the “Company”) established the NATCO Group Inc. Directors Compensation Plan (the “Plan”), a compensation and benefits plan with respect to directors who are not employees of the Company, which included provision for cash remuneration, stock and stock-based remuneration; and

WHEREAS, the Board of Directors wishes to amend the Plan to make the changes as specified below; and

WHEREAS, initially capitalized terms used but not defined in this amendment shall have the meanings ascribed thereto in the Plan.

NOW, THEREFORE, the Company hereby adopts Amendment No. 2 to the NATCO Group Inc. Directors Compensation Plan as follows:

1. Section 6.2 of the Plan is hereby amended, effective as of the date hereof, by adding the following new Subsection (d) to the end thereof, to be and read as follows:

“(d) In the event of changes in the Company’s outstanding Stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, split-ups, split-offs, spin-offs, exchanges or other relevant changes in capitalization or distributions to the holders of Stock occurring after the date of the grant of any Award, such Award and any agreement evidencing such Award shall be subject to adjustment by the Board as to the number and purchase price of shares of Stock subject to such Award so that such Option shall thereafter cover securities of the acquiring person as determined by the Board. Any adjustment pursuant to this Section 6.2(d) shall be made in a manner that complies with the requirements of Code Section 409A and the regulatory guidance issued thereunder. Notwithstanding the preceding, no such adjustments may materially change the value of benefits available to a Participant under a previously granted Award.”

IN WITNESS WHEREOF, the Company has caused the Plan to be amended by this Amendment this 1st day of June, 2009.

NATCO GROUP INC.

By:	/s/ John U. Clarke
John U. Clarke
Chairman & Chief Executive Officer